UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2006

SOUTHERN COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2575 East Camelback Road, Phoenix, Arizona 85016

(Address of Principal Executive Offices) (Zip Code)

(602) 977-6595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Grupo Mexico, S.A. de C.V., (“Grupo Mexico”), the indirect parent company of Southern Copper Corporation, reported on February 25, 2006 that with deepest regrets Grupo México, through its subsidiary, Industrial Minera México, S.A. de C.V., informs the Mexican People that:

The last toxic gas measurements in the sections of the mine where it is supposed that the majority of the miners are trapped are negative, that is to say, the results confirm that the levels of toxic gases would make it impossible for human life to survive in the entire mine.

It is for this reason that the rescue efforts have been concluded and we must now turn to the hard mission of recovering our miners, core of our company. Industrial Minera México will use all resources humanly possible to find our miners so that their families can, with dignity, begin their mourning.

The Company will continue to support the families of the miners and will not abandon them.  It will continue to attend to the injured and rightly acknowledges the rescue team for their generous and heroic labor.

Adversities test the will of people and institutions.  The Company is absolutely concentrated in its humanitarian priorities, its attention to the families of the miners and will assume its role accordingly.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation

	By:	/s/ Armando Ortega Gómez
Armando Ortega Gómez
	Its:	Vice President, Legal, General Counsel and Secretary

Date: February 27, 2006